Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2025, relating to the financial statements of Origin Materials, Inc., appearing in the Annual Report on Form 10-K of Origin Materials, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/DELOITTE & TOUCHE
Sacramento, California
August 14, 2025